UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2018
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	81-5265638 (I.R.S Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of principal executive offices)

(904) 854-5100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders
The Black Knight, Inc. (“Black Knight” or the “Company”) Annual Meeting of Shareholders was held June 13, 2018. As of April 16, 2018, the record date for the Annual Meeting, 149,411,523 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:
1. To elect three Class III directors to serve until the Company’s 2021 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

	FOR	WITHHELD	BROKER NON-VOTES
William P. Foley, II	118,155,978	9,036,912	12,283,623
Thomas M. Hagerty	83,534,356	43,658,534	12,283,623
Thomas J. Sanzone	121,325,335	5,867,555	12,283,623
Directors whose term of office as a director continued after the meeting are as follows:
Class I (term expires at the 2019 Annual Shareholders Meeting): David K. Hunt and Ganesh B. Rao.
Class II (term expires at the 2020 Annual Shareholders Meeting): Anthony M. Jabbour, Richard N. Massey and John D. Rood.
2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
119,953,107	6,989,464	250,319	12,283,623
3. Ratification and appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.

FOR	AGAINST	ABSTAIN
137,856,280	1,446,452	173,781

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	June 13, 2018	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel